Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Net Element International, Inc. for the year ended December 31, 2014, each of the undersigned hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s knowledge: (i) such Annual Report on Form 10-K of Net Element International, Inc. for the year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in such Annual Report on Form 10-K of Net Element International, Inc. for the year ended December 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of Net Element International, Inc.

March 30, 2015	By:	/s/ Oleg Firer
Date		Oleg Firer
Chief Executive Officer
(Principal Executive Officer)

March 30, 2015	By:	/s/ Jonathan New
Date		Jonathan New
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Net Element International, Inc. and will be retained by Net Element International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.